Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of WW International, Inc. of our report dated February 28, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in WW International, Inc.’s Annual Report on Form 10-K for the year ended December 28, 2024.

/s/ PricewaterhouseCoopers LLP

New York, New York

November 6, 2025